Motorola Announces First-Quarter Sales and Earnings
First-Quarter Highlights
•	Sales of $9.4 billion

•	GAAP net loss from continuing operations of $0.09 per share, including net charges of $0.11 per share from items highlighted below

•	Handset shipments of 45.4 million units

•	20 percent increase in Networks and Enterprise sales, including record first-quarter sales to public safety customers

•	42 percent increase in Connected Home Solutions sales, including record quarterly shipments of digital entertainment devices

•	At quarter end, aggregate purchases of $3.1 billion of common stock under the current $7.5 billion share repurchase program
SCHAUMBURG, Ill. — April 18, 2007 — Motorola, Inc. (NYSE: MOT) today reported sales of $9.4 billion for the first quarter of 2007. The net loss for the first quarter of 2007 was $0.08 per share, including a gain of $0.01 per share from discontinued operations and a loss of $0.09 per share from continuing operations, which includes the items highlighted below:

EPS Impact
Acquisition-related costs and IPR&D	$0.06
Legal settlement	0.03
Reorganization of business charges	0.02

Total EPS impact	$0.11
“As I said a few weeks ago, the performance in our Mobile Devices business in the first quarter is unacceptable and we are committed to restoring it to an appropriate level of profitability. However, I am pleased with the continued performance of our Networks and Enterprise and Connected Home Solutions businesses. Despite challenges, the company was profitable for the quarter, excluding the items highlighted above. We also continue to invest for the future, as evidenced by the completion of several strategic acquisitions during the quarter,” said Ed Zander, chairman and CEO.

“We also continued our ongoing efforts to return capital to our shareholders by accelerating the repurchase of $2.0 billion of our shares under our current share repurchase program. With these purchases, in less than two years we have repurchased $7.1 billion of common stock out of a total authorized repurchase of $11.5 billion,” noted Zander.
Operating Results
“Over the past several weeks, we have made progress on the steps we outlined on March 21. In the Mobile Devices business, we are very focused on improving operating cash flow and profitability. Across the company, the previously announced cost reduction actions are on schedule. In addition, we are identifying additional cost structure improvements while ensuring that we do not compromise future growth opportunities,” said Greg Brown, president and COO.
Mobile Devices segment sales were $5.4 billion, down 15 percent compared with the year-ago quarter. Excluding highlighted items, the segment incurred an operating loss of $231 million, compared with operating earnings of $701 million in the year-ago quarter. Lower sales and earnings are attributable to lower overall unit volumes, particularly in the emerging markets and Europe. Motorola’s share of the global handset market for the quarter is estimated to be 17.5%.
During the quarter, Mobile Devices:
•	Shipped 45.4 million handsets

•	Continued solid results in North America and Latin America

•	Began shipping eight new products

•	Announced several new products, including 3G MOTO Q, video-optimized RIZR Z8, and music-enabled Linux/Java ROKR Z6

•	Completed the acquisition of Good Technology
The company is pursuing aggressive actions to improve the performance of the business, including:
•	Streamlining the product portfolio, as evidenced by the discontinuation of six legacy products during the quarter

•	Continuing to carry out previously announced workforce reduction initiatives

•	Further implementing our strategy to utilize alternate source silicon providers

•	Continuing to introduce more devices based on Linux/Java™

•	Rationalizing the segment’s product pricing structure and distribution strategy

Networks and Enterprise segment sales were $3.0 billion, up 20 percent compared with the year-ago quarter. Excluding highlighted items, operating earnings were $343 million, compared with operating earnings of $328 million in the year-ago quarter. Operating margin, excluding highlighted items, was 11.4 percent compared to 13.0 percent in the year-ago quarter.
During the quarter, Networks and Enterprise:
•	Achieved double digit sales growth in the Enterprise Mobility and Public Safety businesses

•	Accelerated WiMax momentum with additional trials

•	Completed the acquisition of Symbol Technologies
Connected Home Solutions segment sales were $1.0 billion, up 42 percent compared with the year-ago quarter. Excluding highlighted items, operating earnings were $113 million, compared with operating earnings of $47 million in the year-ago quarter. Operating margin, excluding highlighted items, was 10.9 percent compared to 6.4 percent in the year-ago quarter.
During the quarter, Connected Home Solutions:
•	Achieved double digit growth in sales and operating margin

•	Set a quarterly record with 4.9 million digital entertainment device shipments, including shipments of 1.1 million digital video recorders

•	Shipped the company’s one millionth IPTV set top

•	Reached the 500,000 video stream milestone, shipping to service providers worldwide

•	Completed the acquisitions of Netopia and Tut Systems

•	Following the close of the quarter, began shipping digital cable set-tops that support FCC-mandated separable security
Second-Quarter and Full Year 2007 Outlook
The company’s second-quarter outlook for sales is essentially flat with first quarter 2007. The outlook for earnings per share in the second quarter is in the range of $.02 to $.03. This outlook excludes any reorganization of business charges associated with the company’s operating expense reduction initiatives, as well as any other items of the variety highlighted by the company in its quarterly earnings releases.
The company expects to see gradual quarterly improvements in both sales and operating margin in the second half of the year. The company expects the Mobile Devices business to experience a gradual recovery in the second half and be profitable for the full year. Overall for the full year, Motorola expects to be profitable and to generate positive operating cash flow.

Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 8:00 a.m. Eastern Time (USA) on Wednesday, April 18th, 2007. The conference call will be web-cast live with audio and slides at www.motorola.com/investor.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2007	2006

Net sales	$9,433	$9,608
Gross margin	2,454	2,931
Operating earnings (loss)	(366)	849
Earnings (loss) from continuing operations	(218)	656
Net earnings (loss)	(181)	686
Diluted earnings (loss) per common share:
Continuing operations	$(0.09)	$0.26
Discontinued operations	0.01	0.01

	$(0.08)	$0.27

Weighted average diluted common shares outstanding	2,372.3	2,553.6

Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, Motorola’s outlook for sales and earnings in the second quarter of 2007 and anticipated profitability and operating cash flow for 2007. Motorola cautions the reader that the risk factors below, as well as those on pages 16 through 24 in Item 1A of Motorola’s 2006 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the company’s ability to return to profitability and increase market share in its wireless handset business; (2) the level of demand for the company’s products, including products related to new technologies; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) the company’s ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (5) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (6) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (7) unexpected negative consequences from the company’s ongoing restructuring and cost-reduction activities; (8) risks related to dependence on certain key suppliers; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company’s high volume of manufacturing and sales in Asia; (11) the creditworthiness of the company’s customers, particularly purchasers of large infrastructure systems; (12) variability in income generated from licensing the company’s intellectual property; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceeding, including without limitation any relating to the Iridium project; (14) the timing and levels at which design wins become actual orders and sales; (15) the impact of foreign currency fluctuations; (16) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (17) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) unforeseen negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
While Motorola does not believe that this communication constitutes solicitation material in respect of Motorola’s solicitation of proxies in connection with its 2007 Annual Stockholders Meeting, this communication may be deemed to be solicitation material. In connection with the solicitation of proxies, Motorola has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on March 15, 2007 (the “Proxy Statement”). THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT MOTOROLA AND THE 2007 ANNUAL STOCKHOLDERS MEETING. MOTOROLA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.
On March 19, 2007, Motorola began the process of mailing the Proxy Statement, together with a WHITE proxy card. Stockholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Motorola through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Motorola by contacting Investor Relations in writing at Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196; or by phone at 1-800-262-8509; or by email at investors@motorola.com. The Proxy Statement is also available on Motorola’s website at www.motorola.com/investor. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting the company’s proxy solicitor, D.F. King & Co. Inc. by phone toll-free at 1-800-488-8095.
Motorola and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2007 Annual Stockholders Meeting. You can find information about Motorola’s executive officers and directors in the Proxy Statement.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.motorola.com.
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Media Contact:
Paul Alfieri
Motorola, Inc.
+1-609-575-8835
paul.alfieri@motorola.com
Jennifer Erickson
Motorola, Inc.
+1-847-435-5320
jennifer.erickson@motorola.com
Investor Contact:
Dean Lindroth
Motorola, Inc.
+1-847-576-6899
dean.lindroth@motorola.com
MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners.
© Motorola, Inc. 2007

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended	Quarter Ended
	March 31, 2007	April 1, 2006

Net sales	$9,433	$9,608
Costs of sales	6,979	6,677

Gross margin	2,454	2,931

Selling, general and administrative expenses	1,313	1,069
Research and development expenditures	1,117	964
Other charges (income)	200	29
Intangibles amortization and IPR&D	190	20

Operating earnings (loss)	(366)	849

Other income (expense):
Interest income, net	41	67
Gains (loss) on sales of investments and businesses, net	(1)	151
Other	(1)	(19)

Total other income	39	199

Earnings (loss) from continuing operations before income taxes	(327)	1,048
Income tax expense (benefit)	(109)	392

Earnings (loss) from continuing operations	(218)	656

Earnings from discontinued operations, net of tax	37	30

Net earnings (loss)	$(181)	$686

Earnings (loss) per common share
Basic:
Continuing operations	$(0.09)	$0.26
Discontinued operations	0.01	0.02

	$(0.08)	$0.28

Diluted:
Continuing operations	$(0.09)	$0.26
Discontinued operations	0.01	0.01

	$(0.08)	$0.27

Weighted average common shares outstanding
Basic	2,372.3	2,489.0
Diluted	2,372.3	2,553.6

Dividends paid per share	$0.05	$0.04

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

ASSETS	March 31,	December 31,
	2007	2006

Cash and cash equivalents	$2,737	$3,212
Sigma funds	5,417	12,204
Short-term investments	801	224
Accounts receivable, net	6,811	7,509
Inventories, net	3,301	3,162
Deferred income taxes	1,834	1,731
Other current assets	2,818	2,933

Total current assets	23,719	30,975

Property, plant and equipment, net	2,545	2,267
Investments	909	895
Deferred income taxes	2,129	1,325
Other assets	7,078	3,131

Total assets	$36,380	$38,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Notes payable and current portion of long-term debt	$1,757	$1,693
Accounts payable	4,010	5,056
Accrued liabilities	9,062	8,676

Total current liabilities	14,829	15,425

Long-term debt	2,596	2,704
Other liabilities	4,177	3,322

Stockholders’ equity	14,778	17,142

Total liabilities and stockholders’ equity	$36,380	$38,593

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales and operating earnings (loss) by reportable segment for the quarters ended March 31, 2007 and April 1, 2006.

	Net Sales
	Quarter Ended	Quarter Ended	% Change
	March 31, 2007	April 1, 2006	from 2006

Mobile Devices	$5,412	$6,403	-15%
Networks and Enterprise	3,014	2,520	20%
Connected Home Solutions	1,036	732	42%

Segment Totals	9,462	9,655	-2%
Other and Eliminations	(29)	(47)	38%

Company Totals	$9,433	$9,608	-2%

	Operating Earnings (Loss)
	Quarter Ended	Quarter Ended
	March 31, 2007	April 1, 2006

Mobile Devices	$(260)	$702
Networks and Enterprise	183	307
Connected Home Solutions	142	(4)

Segment Totals	65	1,005
Other and Eliminations	(431)	(156)

Company Totals	$(366)	$849